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                                                                      EXHIBIT 21


LIST OF SUBSIDIARIES

                                                                     State or
                                                                    Country of
                                                                   Incorporation
                                                                   -------------
P.H. Glatfelter Company                                             Pennsylvania
PHG Tea Leaves, Inc.                                                Delaware
GLT International Finance LLC                                       Delaware
The Glatfelter Pulp Wood Company                                    Maryland
GPW Timberlands, LLC                                                Delaware
Spring Grove Water Company                                          Pennsylvania
Transwelt, Inc.                                                     Pennsylvania
Glenn-Wolfe, Inc.                                                   Delaware
Mollanvick, Inc.                                                    Delaware
GPW Springing Member, Inc.                                          Delaware
Schoeller & Hoesch N.A., Inc.                                       Delaware
Papierfabrik Schoeller & Hoesch GmbH & Co. KG                       Germany
Papcel-Papier und Cellulose, Technologie und Handels-GmbH           Germany
Papierfabrik Schoeller & Hoesch Auslandsbeteiligungen GmbH          Germany
PHG Verwaltungsgesellschaft mbH                                     Germany
S&H Verwaltungsgesellschaft mbH                                     Germany
TL Verwaltungsgesellschaft mbH                                      Germany
Unicon-Papier-und Kunststoff handels GmbH                           Germany
Papeteries de Cascadec S.A.S.                                       France
Balo-I Industrial, Inc.                                             Philippines
Newtech Pulp Inc.                                                   Philippines
Papcel-Kiew                                                         Ukraine